Exhibit 99.1
CORRECTING AND REPLACING Expensify Announces Q4 and Full Year Fiscal 2021 Results
Ended the year with 62% revenue growth and the largest quarterly increase in paid members since the start of the pandemic.

CORRECTION...by Expensify, Inc.

PORTLAND, Ore.--(BUSINESS WIRE)--The release dated March 30, 2022, has been updated to include footnotes breaking out the company’s stock based compensation and the impact of the company’s IPO related bonus by financial statement line item. Additionally, the subhead should read 62% instead of 63%.

Expensify Announces Q4 and Full Year Fiscal 2021 Results
Ended the year with 62% revenue growth and the largest quarterly increase in paid members since the start of the pandemic.

Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today announced results for its fourth quarter and full year ended December 31, 2021.
“The major highlight of 2021 was releasing our Free Plan in October and growing it to more than 3,100 customers by year end,” says David Barrett, founder and CEO of Expensify. “We opened the floodgates into our product wider than they’ve ever been before, to individuals and businesses of all types, and it’s been a huge success in such a short amount of time. Free expense management, corporate cards, invoicing, bill pay, and travel booking all in one place – it’s the perfect foundation on which to build the reimagined, chat-centric future for our product.”

“We’re proud to have ended 2021 with a bang,” says Ryan Schaffer, Chief Financial Officer of Expensify. “The pandemic has been a sobering stress test on the resiliency of our viral business model, but we’ve shown that our bottom-up approach to member acquisition has the power to weather any storm. The results speak for themselves: product-led growth and word-of-mouth adoption propelled us to a 62% revenue increase in 2021.”

Financial
Q4 2021:
•Revenue was $40.4 million, an increase of 56.0% from the same period last year.
•An IPO-related bonus expense of $14.2 million impacted net (loss) income.
•Net (loss) income was $(21.9) million, compared to $1.7 million for the same period last year. The loss was primarily due to the IPO-related bonus.
◦Non-GAAP net income was $4.4 million. Non-GAAP net income excludes stock based compensation which was not excluded in prior periods.
•Adjusted EBITDA was $(6.9) million, compared to $10.2 million for the same period last year.
•Adjusted EBITDA excluding the IPO bonus was $7.3 million, compared to $10.2 million for the same period last year.

Full Year Fiscal 2021:
•Revenue was $142.8 million, an increase of 61.8% from the same period last year.
•An IPO-related bonus expense of $48.4 million impacted net (loss) income and Adjusted EBITDA.
•Net loss was $(13.6) million, compared to $(1.7) million for the same period last year. The loss was primarily due to the IPO-related bonus.

Exhibit 99.1
◦Non-GAAP net income was $49.4 million.
•Adjusted EBITDA was $9.5 million, compared to $26.8 million for the same period last year.
•Adjusted EBITDA excluding the IPO bonus was $58.0 million, compared to $26.8 million for the same period last year.

Business
•Paid members - saw major growth, with 711 thousand in the fourth quarter of 2021.
•Free plan - launched in October and grew to over 3,100 customers by December 2021. Includes expense management, the Expensify Card, next-day reimbursement, invoicing, bill pay, and travel booking.
•Expensify Card - adoption continued at a rapid pace and interchange increased by 185% in 2021.
•Cash back - introduced unlimited cash back on the Expensify Card, with an introductory rate of 4% followed by an ongoing rate of 2% across all purchases and categories.
•Invoicing and bill pay - completed Expensify’s expansion into accounts payable and receivable, rounding out its offerings as a full-service preaccounting platform.
•New.expensify.com - launched a sneak peek of Expensify’s future product that mixes chat and payments for easy financial collaboration across work and personal life.
•Expensify.org - funded more than 50 grassroots organizations fighting injustice in their communities, reimbursed thousands of families on SNAP/EBT for groceries and COVID-19 vaccinations, and donated clothing to people experiencing homelessness.
•Podcast - aired first season of “Live Rich, Have Fun, Save the World,” which features individual trailblazers pursuing the lofty goals aligned with Expensify’s three-part company mission.
•ESG - reached carbon neutrality via offsets in 2021 and set a goal of Net Zero emissions by 2030.
•Customer support - won “Best Customer Support” from TrustRadius.
•Operational efficiency - annualized revenue per employee topped $1.1MM.
◦Calculated as three months ended December 31, 2021 revenue multiplied by four (quarters), divided by 144 full-time employees as of December 31, 2021.

Financial Outlook
Expensify's outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the fiscal first quarter ending March 31, 2022, Expensify expects:

•Revenue between $38.6 million and $39.6 million.
•Average monthly paid members between 684 thousand and 702 thousand.
Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the

Exhibit 99.1
Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the results at 2:00 p.m. Pacific Time today. The video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA excluding the IPO-related bonus, and Non-GAAP net income.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

We define Adjusted EBITDA as net income from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization and stock based compensation.

We define Adjusted EBITDA excluding the IPO-related bonus as net income from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization, stock based compensation, and IPO-related bonus costs.

We define non-GAAP net income as net income from operations in accordance with US GAAP excluding stock-based compensation and IPO-related bonus costs. In prior periods, this metric only excluded IPO-related bonus costs and did not exclude expenses related to stock-based compensation. However, management now believes that further excluding stock-based compensation from non-GAAP net income is useful to better understand the financial performance of our business and to facilitate a better comparison of our results to those of peer companies over multiple periods given that this item may vary between companies for reasons unrelated to overall operating performance.

The tables at the end of the Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements

Exhibit 99.1
Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the increased expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including the societal and economic impact of the COVID-19 pandemic, and geopolitical uncertainty and instability; our protections against security breaches, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 10 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact

Exhibit 99.1
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Exhibit 99.1
Expensify, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Cash and cash equivalents	$98,398	$34,401
Accounts receivable, net	15,713	10,024
Settlement assets	21,880	14,308
Prepaid expenses	7,436	927
Related party loan receivable, current	14	600
Other current assets	14,201	3,404
Total current assets	157,642	63,664
Capitalized software, net	6,359	3,722
Property and equipment, net	15,930	15,363
Lease right-of-use assets	2,202	3,733
Deferred tax assets, net	370	418
Other assets	710	833
Total assets	$183,213	$87,733
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Accounts payable	$3,752	$2,328
Accrued expenses and other liabilities	11,046	3,535
Borrowings under line of credit	15,000	15,000
Current portion of long-term debt, net of issuance costs	549	2,454
Lease liabilities, current	1,549	1,575
Settlement liabilities	21,680	14,308
Total current liabilities	53,576	39,200
Lease liabilities, non-current	802	2,350
Deferred tax liabilities, net	—	916
Other liabilities	153	877
Long-term debt, net of issuance costs	52,067	30,321
Total liabilities	106,598	73,664
Commitments and contingencies (Note 12)
Convertible preferred stock, par value $0.0001; 0 and 4,203,139 shares authorized, issued and outstanding as of December 31, 2021 and 2020, respectively; (aggregate liquidation preference of $0 and $24,929,457 as of December 31, 2021 and 2020, respectively)	—	45,105
Stockholders' equity (deficit):
Common stock, par value $0.0001; 1,000,000,000 and 95,000,000 shares of Class A common stock authorized as of December 31, 2021 and 2020, respectively; 67,844,060 and 29,366,940 shares of Class A common stock issued and outstanding as of December 31, 2021 and 2020, respectively; 25,000,000 and 0 shares of LT10 common stock authorized as of December 31, 2021 and 2020, respectively; 7,332,640 and 0 shares of LT10 common stock issued and outstanding as of December 31, 2021 and 2020, respectively; 25,000,000 and 0 shares of LT50 common stock authorized as of December 31, 2021 and 2020, respectively; 6,224,160 and 0 shares of LT50 common stock issued and outstanding as of December 31, 2021 and 2020, respectively
	6	—
Additional paid-in capital	142,515	21,312
Accumulated deficit	(65,906)	(52,348)
Total stockholders' equity (deficit)	76,615	(31,036)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$183,213	$87,733

Exhibit 99.1
Expensify, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue	$40,364	$25,737	$142,835	$88,072
Cost of revenue, net(1)(2)	19,925	8,533	53,693	32,414
Gross margin	20,439	17,204	89,142	55,658
Operating expenses:
Research and development(1)(2)	2,850	2,083	10,988	6,728
General and administrative(1)(2)	24,915	8,655	60,742	33,372
Sales and marketing(1)(2)	13,109	2,074	27,664	9,888
Total operating expenses	40,874	12,812	99,394	49,988
(Loss) income from operations	(20,435)	4,392	(10,252)	5,670
Interest and other expenses, net	(920)	(558)	(3,480)	(2,718)
(Loss) income before income taxes	(21,355)	3,834	(13,732)	2,952
Benefit (provision) for income taxes	(532)	(2,092)	174	(4,662)
Net (loss) income	$(21,887)	$1,742	$(13,558)	$(1,710)

Less: income allocated to participating securities	—	(1,742)	—	—
Net loss attributable to Class A, LT10 and LT50 common stockholders	$(21,887)	$—	$(13,558)	$(1,710)
Net loss per share attributable to Class A, LT10 and LT50 common stockholders:
Basic and diluted	$(0.82)	$—	$(0.36)	$(0.06)
Weighted-average shares of common stock used to compute net loss per share attributable to Class A, LT10 and LT50 common stockholders:
Basic and diluted	26,776,561	28,402,996	38,039,222	27,424,480

(1)Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Cost of revenue, net	$6,238	$992	$4,115	$2,272
Research and development	1,135	1,167	1,617	2,469
General and administrative	1,262	2,443	7,356	12,648
Sales and marketing	3,445	284	1,486	448
Total stock-based compensation expense	$12,080	$4,886	$14,574	$17,837

(2)Includes IPO-related bonus expense as follows:

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Cost of revenue, net	$6,466	$—	$13,708	$—
Research and development	1,080	—	8,550	—
General and administrative	1,899	—	21,174	—
Sales and marketing	4,746	—	4,984	—
Total stock-based compensation expense	$14,190	$—	$48,416	$—

Exhibit 99.1
Expensify, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(13,558)	$(1,710)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,197	3,248
Reduction of operating lease right-of-use assets	741	1,311
Loss on impairment, receivables and sale or disposal of equipment	319	162
Stock-based compensation	14,574	17,837
Amortization of debt issuance costs	32	32
Deferred tax assets	48	2,437
Deferred tax liabilities	(916)	916
Changes in assets and liabilities:
Accounts receivable	(6,006)	(2,170)
Settlement assets	173	2,878
Prepaid expenses	(6,509)	270
Other current assets	(4,100)	(1,393)
Related party loan receivable	586	—
Other assets	124	(248)
Accounts payable	1,424	(714)
Accrued expenses and other liabilities	7,511	1,774
Operating lease liabilities	(801)	(1,374)
Settlement liabilities	7,372	(16,548)
Other liabilities	(725)	877
Net cash provided by operating activities	5,486	7,585
Cash flows from investing activities:
Purchase of property and equipment	(2,706)	(2,488)
Proceeds from sale or disposal of property and equipment	—	2
Software development costs	(4,908)	(1,809)
Net cash used by investing activities	(7,614)	(4,295)
Cash flows from financing activities:
Principal payments of finance leases	(774)	(808)
Principal payments of term loan	(25,191)	(319)
Proceeds from term loan	45,000	—
Principal payments of line of credit	—	(1,000)
Proceeds from line of credit	—	9,613
Repurchases of common stock	—	—
Vesting of restricted common stock	567	—
Proceeds from initial public offering, net of underwriters' discounts and commissions	57,458	—
Proceeds from issuance of common stock on exercise of stock options	3,505	1,301
Net cash provided by financing activities	80,565	8,787
Net increase in cash and cash equivalents	78,437	12,077
Cash and cash equivalents and restricted cash, beginning of period	46,878	34,801
Cash and cash equivalents and restricted cash, end of period	$125,315	$46,878
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,082	$2,929
Cash paid for income taxes	$6,922	$150
Noncash investing and financing items:
Commercial building and land acquired with long-term debt (net of issuance costs of $8,226)	$—	$—
Right-of-use assets acquired with lease liabilities	$—	$1,260
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$98,398	$34,401
Restricted cash included in other current assets	8,651	1,955
Restricted cash included in other assets	47	48
Restricted cash included in settlement assets	18,219	10,474
Total cash, cash equivalents and restricted cash	$125,315	$46,878

Exhibit 99.1
Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)		(in thousands, except percentages)
Net (loss) income	$(21,887)	$1,742	$(13,558)	$(1,710)
Add:
(Benefit) provision for income taxes	$532	$2,092	(174)	4,662
Interest and other expenses, net	920	558	3,497	2,718
Depreciation and amortization	1,465	895	5,197	3,248
Stock-based compensation	12,079	4,886	14,574	17,837
Adjusted EBITDA	$(6,891)	$10,173	$9,536	$26,755

Adjusted EBITDA Excluding the IPO-Related Bonus

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)		(in thousands, except percentages)
Net (loss) income	$(21,887)	$1,742	$(13,558)	$(1,710)
Add:
(Benefit) provision for income taxes	$532	$2,092	(174)	4,662
Interest and other expenses, net	920	558	3,497	2,718
Depreciation and amortization	1,465	895	5,197	3,248
Stock-based compensation	12,079	4,886	14,574	17,837
IPO-related bonus expense	14,190	—	48,416	—
Adjusted EBITDA Excluding the IPO-Related Bonus	$7,299	$10,173	$57,952	$26,755

Non-GAAP net income

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)		(in thousands, except percentages)
Net (loss) income	$(21,887)	$1,742	$(13,558)	$(1,710)
Add:
Stock-based compensation	12,079	4,886	14,574	17,837
IPO-related bonus expense	14,190	—	48,416	—
Non-GAAP net income	$4,382	$6,628	$49,432	$16,127